Filed pursuant to Rule 424(b)3

Registration Statement No. 333-264443

PROSPECTUS

BLUE STAR FOODS CORP.

4,833,333 Shares of Common Stock

This prospectus relates to the resale or other disposition from time to time in one or more offerings of up to 4,833,333 shares of our common stock, par value $0.0001, by the selling stockholder named herein. The shares that may be offered and sold from time to time pursuant to this prospectus include (i) up to 3,833,333 shares of common stock issuable in connection with the conversion or repayment of the outstanding principal balance of that Senior Secured Convertible Promissory Note in the original principal amount of $5,750,000, which was issued by the Company to the selling stockholder, Lind Global Fund II LP (“Lind”), on January 24, 2022 (the “Lind Note”), pursuant to which (A) the Company may repay Lind in shares of its common stock in lieu of $5,750,000 in aggregate cash payments, at a price per share based on 90% of the 5 lowest VWAPs during the 20 days prior to the payment date with a floor price of $1.50 per share, and (B) Lind may convert the outstanding principal balance of the Lind Note into shares of our common stock at a conversion price of $5.00 per share; and (ii) up to 1,000,000 shares of common stock issuable upon the exercise of a five-year Common Stock Purchase Warrant (the “Lind Warrant”) granted by the Company to Lind on January 24, 2022, at an exercise price of $4.50 per share.

The terms of the Lind Note and the Lind Warrant are described in greater detail under “Description of Capital Stock”, beginning on page 6.

We are not offering any shares of our common stock for sale under this prospectus. We are registering the offer and resale of the shares of common stock issuable in connection with the conversion or repayment of the Lind Note and upon exercise of the Lind Warrant to satisfy contractual obligations owed by us to the selling stockholder pursuant to the Securities Purchase Agreement dated as of January 24, 2022, entered into by and between the selling stockholder and us, and documents ancillary thereto. Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholder prior to any resale of such shares pursuant to this prospectus. No underwriter or other person has been engaged to facilitate the sale of the shares in this offering. The selling stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar expenses, if any, incurred for the sale of shares of our common stock.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholder pursuant to this prospectus. However, we will receive proceeds from the exercise of the Lind Warrant.

The selling stockholder identified in this prospectus, or its permitted transferees or other successors-in-interest, may offer the shares of our common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide additional information about how the selling stockholder may sell its shares of common stock in the section entitled “Plan of Distribution” in this prospectus.

Our common stock is listed on the NASDAQ Capital Market under the symbol “BSFC.” On June 15, 2022, the last reported sale price of our common stock was $1.32 per share.

Investing in our securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under “Risk Factors” beginning on page 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 17, 2022.

BLUE STAR FOODS CORP.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our common stock. Before purchasing any common stock, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we, nor the selling stockholder, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and in any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

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All references in this prospectus to the “Company”, “we”, “us”, or “our”, are to Blue Star Foods Corp. (formerly AG Acquisition Group II, Inc.), a Delaware corporation, and its consolidated subsidiaries, John Keeler & Co. Inc., d/b/a Blue Star Foods, a Florida corporation (“Keeler & Co.”), and its wholly-owned subsidiary, Coastal Pride Seafood, LLC, a Florida limited liability company (“Coastal Pride”), and Taste of BC Aquafarms, Inc., a corporation formed under the laws of the Province of British Columbia, Canada (“TOBC”).

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement, or other document.

We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith files periodic reports, proxy statements, and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements and information that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are “forward-looking statements” include any projections of earnings, revenue or other financial items, any statements of the plans, strategies or objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, any statements concerning potential acquisitions, and any statements of assumptions underlying any of the foregoing. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “outlook,” “strategy,” “positioned,” “intends,” “plans,” “believes,” “projects,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based or the success of our business. In addition, even if results are consistent with the forward-looking statements contained in this prospectus, those results may not be indicative of results or developments in subsequent periods. Furthermore, industry forecasts are likely to be inaccurate, especially over long periods of time and in industries particularly sensitive to market conditions, such as the seafood industry.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	the fact that a significant portion of our revenues are derived from a single product, crab meat, and therefore we are highly susceptible to changes in market demand, which may be affected by factors over which we have limited or no control;

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●	our exposure to the risk of product contamination and product liability claims;

●	our vulnerability to declines in discretionary consumer spending;

●	our vulnerability to a shutdown, damage to any of our farms, or lack of availability of power, fuel, oxygen, eggs, water, or other key components needed for our operations;

●	the difficulty of efficiently and cost-effectively producing and sell salmon at large commercial scale;

●	the fact that we do not have long-term agreements with many of our customers and suppliers;

●	the fact that our competitors include companies with brand names that have better market recognition than ours or have stronger marketing and distribution channels than we do;

●	our exposure to increased regulation of the fishing industry;

●	our dependence upon international supply chains;

●	difficulties with managing foreign and geographically dispersed operations;

●	having to comply with various U.S. and international laws, including export control laws and the FCPA, and anti-money laundering laws;

●	changes in uncertainties relating to foreign rules and regulations;

●	tariffs, export or import restrictions, restrictions on remittances abroad, imposition of duties or taxes that limit our ability to import product;

●	limitations on our ability to enter into cost-effective arrangements with distributors, or at all;

●	fluctuations in foreign currency exchange rates;

●	imposition of limitations on production, sale or export in foreign countries;

●	imposition of limitations on or increase of withholding and other taxes on remittances and other payments by foreign processors or joint ventures;

●	imposition of differing labor laws and standards;

●	economic, political or social instability in foreign countries and regions;

●	an inability, or reduced ability, to protect our intellectual property, including any effect of compulsory licensing imposed by government action;

●	availability of government subsidies or other incentives that benefit competitors in their local markets that are not available to us;

●	difficulties in recruiting and retaining personnel, and managing international operations; and

●	less developed infrastructure in foreign markets.

●	other risks and uncertainties inherent in our business, including those described under Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and those risks and uncertainties that may be identified in our Quarterly Reports on Form 10-Q and our other filings with the SEC and/or press releases from time to time.

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Should one or more of the risks or uncertainties described above or elsewhere in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as required by law, we disclaim all responsibility to publicly update any information contained in a forward-looking statement or any forward-looking statement.

All forward-looking statements attributable to us or to persons acting on our behalf, including any such forward-looking statements made subsequent to the publication of this prospectus, are expressly qualified in their entirety by this cautionary statement.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” any applicable prospectus supplement and the documents that we incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision.

THE COMPANY

Overview

We are an international sustainable marine protein company that owns and operates several portfolio companies with an emphasis on environmental, social and governance values. We seek to create a vertically integrated seafood company that offers customers high quality products while maintaining a focus on our core values of delivering food safety, traceability and certified resource sustainability. Our companies include:

Keeler & Co., doing business as Blue Star Foods, which imports, packages and sells refrigerated pasteurized crab meat sourced primarily from Southeast Asia and other premium seafood products;

Coastal Pride, which imports pasteurized and fresh crab meat sourced primarily from Mexico and Latin America and sells premium branded label crab meat throughout North America; and

TOBC, a land-based recirculating aquaculture systems (“RAS”) salmon farming operation, which sells its steelhead salmon to distributors in Canada.

Our long-term strategy is to create a vertically integrated seafood company that offers customers high quality products while maintaining a focus on our core values of delivering food safety, traceability and certified resource sustainability.

We plan to grow the Company organically by continuing to grow our customer base and introducing new high-value product lines and categories, as well as strategically acquiring companies that focus on additional species and proprietary technologies that we believe we can integrate into a larger, diversified company.

Corporate Information

We were incorporated on October 17, 2017 in the State of Delaware as a blank check company to be used as a vehicle to pursue a business combination. Prior to the Merger, we engaged in organizational efforts. Following the Merger, we discontinued our prior activities of seeking a business for a merger or acquisition and acquired the business of John Keeler & Co. Inc., d/b/a Blue Star Foods, a Florida corporation formed on May 5, 1995. Our executive offices are located at 3000 NW 109th Avenue, Miami, Florida 33172 and our telephone number is (305) 836-6858. Our website address is https://bluestarfoods.com/. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus.

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RISK FACTORS

An investment in our securities involves risks. Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference into this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement.

Any of these risks and uncertainties could materially and adversely affect our business, results of operations and financial condition. The trading price of our common stock could decline due to the occurrence of any of these risks and uncertainties, and investors could lose all or part of their investment. In assessing these risks and uncertainties, investors should also refer to the information contained or incorporated by reference into our other filings with the SEC.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholder and we will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. However, we will receive proceeds from the exercise of the Lind Warrant. Unless otherwise specified in the applicable prospectus supplement, we intend to use these proceeds, if any, for general working capital purposes.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the selling stockholder from time to time of up to an aggregate of 4,833,333 shares of our common stock. When we refer to the “selling stockholder” in this prospectus, we mean the stockholder listed in the table below and the donees, pledgees, transferees, assignees or other successors-in-interest and others who later come to hold any of the selling stockholder’s interest in shares of our common stock covered by this prospectus.

The following table sets forth, as of the date of this prospectus, the name of the selling stockholder and the aggregate amount of shares of common stock that the selling stockholder may offer pursuant to this prospectus. The percentage of common stock owned by the selling stockholder, both prior to and following the offering of any shares of common stock pursuant to this prospectus, is based on 25,039,418 shares of common stock outstanding as of June 15, 2022. Information with respect to beneficial ownership is based on information obtained from such selling stockholder and publicly available information. Information with respect to shares beneficially owned after the offering assumes the sale of all of the shares offered and no other purchases or sales of common stock.

Name of Selling Stockholder	Beneficial Ownership Before the Offering				Shares of Common Stock Included in Prospectus		Beneficial Ownership After the Offering	Percentage of Ownership After the Offering(1)
	Number		Percentage
Lind Global Fund II LP	4,833,333	(2)	19.30	%(3)	4,833,333	(2)	-	-

(1)	Assumes that the selling stockholder disposes of all of the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares of common stock. The registration of these shares of common stock does not necessarily mean that the selling stockholder will sell all or any portion of the shares of common stock covered by this prospectus.

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(2)

Includes up to 3,833,333 shares of common stock issuable in connection with the conversion or repayment of the outstanding principal balance of the Lind Note and up to 1,000,000 shares of common stock issuable upon the exercise of the Lind Warrant. The securities are directly owned by Lind Global Fund II LP. Jeff Easton is the Managing Member of The Lind Partners, LLC, which is the Investment Manager of Lind Global Fund II LP, and in such capacity has the right to vote and dispose of the securities held by such entities. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The address for Lind Global Fund II LP is 444 Madison Avenue, 41st Floor, New York, NY 10022.

(3)	Percentages are based on 25,039,418 shares of common stock outstanding as of June 15, 2022. Lind Global Fund II LP may not convert or exercise any portion of the Note or the Warrant, respectively, to the extent such conversion or exercise would cause Lind Global Fund II LP, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock (or 9.99% of our then outstanding common stock to the extent Lind Global Fund II LP, together with its affiliates, beneficially owns in excess of 4.99% of shares of our then common stock at the time of such exercise or conversion).

DESCRIPTION OF CAPITAL STOCK

The following description of the Company’s capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital

We have authorized capital stock consisting of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. As of June 15, 2022, we had 25,039,418 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Our Board of Directors may issue preferred stock in one or more series without stockholder approval. Our Board of Directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Our Board of Directors has designated 10,000 shares of preferred stock as “8% Series A Convertible Preferred Stock” (the “Series A Stock”).

The Series A Stock has no maturity and is not subject to any sinking fund or redemption and will remain outstanding indefinitely unless and until converted by the holder or the Company redeems or otherwise repurchases the Series A Stock.

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Ranking. The Series A Stock ranks, with respect to the payment of dividends and/or the distribution of assets in the event of any liquidation, dissolution or winding up of the Company, (i) senior to all classes or series of common stock, and to all other equity securities issued by the Company; (ii) on parity with all equity securities issued by the Company with terms specifically providing that those equity securities rank on parity with the Series A Stock; (iii) junior to all equity securities issued by the Company with terms specifically providing that those equity securities rank senior to the Series A Stock; and (iv) effectively junior to all existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) of the Company.

Dividends. Cumulative dividends shall accrue on each share of Series A Stock at the rate of 8% (the “Dividend Rate”) of the purchase price of $1,000.00 per share, commencing on the date of issuance. Dividends are payable quarterly, when and if declared by the Board, beginning on September 30, 2018 (each a “Dividend Payment Date”) and are payable in shares of common stock (a “PIK Dividend”) with such shares being valued at the daily volume weighted average price (“VWAP”) of the common stock for the thirty trading days immediately prior to each Dividend Payment Date or if not traded or quoted as determined by an independent appraiser selected in good faith by the Company. Any fractional shares of a PIK Dividend will be rounded to the nearest one-hundredth of a share. All shares of common stock issued in payment of a PIK Dividend will be duly authorized, validly issued, fully paid and non-assessable. Dividends will accumulate whether or not the Company has earnings, there are funds legally available for the payment of those dividends and whether or not those dividends are declared by the Board. No dividends on shares of Series A Stock shall be authorized, paid or set apart for payment at any time when the terms and provisions of any agreement of the Company prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law. No dividends will be declared or paid or set aside for payment and no other distribution will be declared or made upon shares of common stock or preferred stock that rank junior to the Series A Stock as to the payment of dividends, or upon liquidation, dissolution, or winding up of the Company, and (iii) any shares of common stock and preferred stock that the Company may issue ranking junior to the Series A Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company that it may issue ranking junior to the Series A Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up).

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Stock will be entitled to be paid out of the assets the Company has legally available for distribution to its shareholders, subject to the preferential rights of the holders of any class or series of capital stock of the Company it may issue ranking senior to the Series A Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of the Purchase Price, before any distribution of assets is made to holders of common stock or any other class or series of capital stock of the Company that it may issue that ranks junior to the Series A Stock as to liquidation rights. The liquidation preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Series A Stock immediately prior to such event is the same immediately after giving effect to such event.

Liquidation Preference. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Series A Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company that it may issue ranking on a parity with the Series A Stock in the distribution of assets, then the holders of the Series A Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. The consolidation or merger of the Company with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of the property or business the Company, will not be deemed a liquidation, dissolution or winding up of the Company.

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Conversion. Each share of Series A Stock is convertible at any time and in the sole discretion of the holder thereof, into shares of common stock at a conversion rate of 500 shares of common stock per each share of Series A Stock (the “Conversion Rate”), subject to adjustment from time to time as follows: if the Company declares or pays any dividend or makes any distribution on common stock payable in shares of common stock, or effects a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of common stock then in each such case the Conversion Ratio will be adjusted, so that the holder of any shares of Series A Stock will be entitled to receive upon conversion thereof the number of shares of common stock or other securities or property that such holder would have owned or have been entitled to receive upon the happening of such event had such Series A Stock been converted immediately prior to the relevant record date or the effective date of such event.

Upon a merger, share exchange or consolidation of the Company, the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, of all or substantially all of the Company’s assets, or any agreement providing for any of the foregoing, each share of Series A Stock will remain outstanding and will thereafter be convertible into, or will be converted into a security which shall be convertible into, the kind and amount of securities or other property to which a holder of the number of shares of common stock of the Company deliverable upon conversion of such share of Series A Stock immediately prior to such business combination would have been entitled upon such business combination.

Share Reservation. The Company is obligated to at all times reserve and keep available out of its authorized but unissued shares of common stock, a sufficient number of its shares of common stock as shall from time to time be to effect the conversion of all outstanding shares of the Series A Stock.

Voting. Holders of Series A Stock have no voting rights, except (i) the affirmative vote of at least two-thirds of the Series A Stock outstanding will be required to authorize or create, or increase the authorized or issued amount of capital stock ranking senior to the Series A Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of the authorized capital stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or amend the Certificate of Incorporation which would have a material adverse effect on the rights, preferences, privileges or voting powers of the Series A Stock or (ii) as otherwise required by law. On each matter on which holders of Series A Stock are entitled to vote, each share of Series A Stock will be entitled to one vote.

While we do not currently have any plans for the issuance of additional preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

■	Restricting dividends on the common stock;

■	Diluting the voting power of the common stock;

■	Impairing the liquidation rights of the common stock; or

■	Delaying or preventing a change in control of the Company without further action by the stockholders.

On June 30, 2021, all of the 1,413 shares of Series A Stock then issued and outstanding were converted into an aggregate of 706,500 shares of common stock of the Company.

Warrants

We issued warrants to purchase an aggregate of 1,500,000 shares of common stock to investors in an offering from June 17, 2021 through July 14, 2021, in which the Company entered into subscription agreements with certain “accredited investor” (as defined in Regulation D under the Securities Act). As of June 8, 2022, warrants to purchase 125,000 shares of common stock have been exercised, and warrants to purchase 1,375,000 shares of common stock remain outstanding. Each Warrant entitles the holder to purchase shares of common stock at an exercise price of $2.00 per share and will expire three years from the date of issuance. Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder. The warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events.

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On November 5, 2021, we issued a warrant to purchase an aggregate of 56,000 shares of common stock at an exercise price of $5.00 per share to Newbridge Securities Corporation. Such warrant is exercisable on a date which is 180 days from the closing of the Company’s a firm commitment underwritten public offering and expires on November 11, 2024.

On January 24, 2022, we issued to Lind Global Fund II LP, a Delaware limited partnership (“Lind”), one of the selling shareholders in this offering, a five-year warrant to purchase 1,000,000 shares of common stock of the Company at an exercise price of $4.50 per share, subject to customary adjustments. The warrant provides for cashless exercise and for full ratchet anti-dilution if the Company issues securities at less than $4.50 per share.

Options

As of June 15, 2022, the following options are outstanding: (i) a 10-year option to purchase 3,120,000 shares of common stock at an exercise price of $2.00 per share granted to Christopher Constable, our former chief financial officer and director, (ii) 10-year options to purchase an aggregate of 612,500 shares of common stock at an exercise price of $2.00 per share to certain employees, (iii) 10-year options to purchase an aggregate of 13,750 shares of common stock at an exercise price of $2.00 per share to certain contractors under the 2018 Plan; (iv) 3-year options to purchase an aggregate of 500,000 shares of common stock at an exercise price of $2.00 per share to the Company’s directors; (v) 4-year options to purchase an aggregate of 176,417 shares of common stock at an exercise price of $2.30 per share an employee; (vi) 3-year options to purchase an aggregate of 7,013 shares of common stock at an exercise price of $6.00 per share to Silvia Alana, the Company’s Chief Financial Officer; and (vii) 5-year options to purchase an aggregate of 175,000 shares of common stock at an exercise price of $2.00 per share to the Company’s directors.

Underwriter Warrants

Pursuant to an underwriting agreement dated as of November 2, 2021 by and among the Company and Newbridge Securities Corporation (“Newbridge”), as representative of the underwriters listed therein (the “Underwriters”), in connection to a firm commitment underwritten public offering, the Company issued to Newbridge a warrant to purchase 56,000 shares of common stock in the aggregate (the “Underwriter Warrant”). Such warrant will be exercisable, in whole or in part, commencing on a date which is one hundred eighty (180) days from the commencement of sales of the common stock sold in the Offering, and expiring on the three year anniversary of the effective date of the registration statement in connection with the Offering. The exercise price of the Underwriter Warrant is $5.00 per share.

Other Convertible Securities

On January 24, 2022, we issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $5,750,000. The outstanding principal under the note is payable commencing July 24, 2022, in 18 consecutive monthly installments of $333,333, at the Company’s option, in cash or shares of common stock at a price (the “Repayment Share Price”) based on 90% of the five lowest volume weighted average prices (“VWAP”) during the 20-days prior to the payment date with a floor price of $1.50 per share (the “Floor Price”), or a combination of cash and stock provided that if at any time the Repayment Share Price is deemed to be the Floor Price, then in addition to shares, the Company will pay Lind an additional amount in cash as determined pursuant to a formula contained in the note.

In connection with the issuance of the note, the Company granted Lind a first priority security interest and lien on all of its assets, including a pledge on its shares in John Keeler & Co. Inc., its wholly-owned subsidiary, pursuant to a security agreement and a stock pledge agreement with Lind, dated January 24, 2022. Each subsidiary of the Company also granted a second priority security interest in all of its respective assets.

The note is mandatorily payable prior to maturity if the Company issues any preferred stock (with certain exceptions described in the note) or, if the Company or its subsidiaries issues any indebtedness other than certain amounts under the current line of credit facility with Lighthouse Financial Corp. The Company also agreed not to issue or sell any securities with a conversion, exercise or other price based on a discount to the trading prices of the Company’s stock or to grant an investor the right to receive additional securities based on future transactions of the Company on terms more favorable than those granted to Lind, with certain exceptions.

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Commencing on the earlier of July 24, 2022 or the effectiveness of the registration statement covering Lind’s shares, if the Company fails to maintain the listing and trading of its common stock, the note will become due and payable and Lind may convert all or a portion of the outstanding principal at the lower of the then current conversion price and 80% of the average of the 3-day VWAP during the 20 days prior to delivery of the conversion notice.

If a resale registration statement is not effective covering the shares of common stock issuable to Lind in 180 days following January 24, 2022, the note will be in default. Lind was also granted piggyback registration rights.

If the Company engages in capital raising transactions, Lind has the right to purchase up to 10% of the new securities.

The note is convertible into common stock at $5.00 per share, subject to certain adjustments, at any time after the earlier of six months from issuance or the date the registration statement is effective; provided that no such conversion may be made that would result in beneficial ownership by Lind and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. If shares are issued by the Company at less than the conversion price, the conversion price will be reduced to such price.

Upon a change of control of the Company, as defined in the note, Lind has the right to require the Company to prepay 10% of the outstanding principal amount of the note.

The Company may prepay the outstanding principal amount of the note, provided Lind may convert up to 25% of the principal amount of the note at a price per share equal to the lesser of the Repayment Share Price or the conversion price.

The note contains certain negative covenants, including restricting the Company from certain distributions, stock repurchases, borrowing, sale of assets, loans and exchange offers.

Upon an event of default as described in the note, the note will become immediately due and payable at a default interest rate of 125% of the then outstanding principal amount. Upon a default, all or a portion of the outstanding principal amount may be converted into shares of common stock by Lind at the lower of the conversion price and 80% of the average of the three lowest daily VWAPs.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC, with an address of 18 Lafayette Place, Woodmere, New York 11598 and its telephone number is (212) 828-8436.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a person deemed an “interested stockholder” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such person becomes an interested stockholder unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the price of our common stock.

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Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the company.

Special Stockholder Meetings

Our certificate of incorporation and bylaws provide that a special meeting of stockholders may be called only by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our certificate of incorporation and bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

The provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

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The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholder may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholder (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters related to the securities offered by this prospectus will be passed upon on our behalf by The Crone Law Group, P.C. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

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EXPERTS

The consolidated financial statements of the Company as of December 31, 2021 and 2020 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as stated in their report thereon, and have been incorporated by reference in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein:

●	Our Annual Report on Form 10-K for the year ended December 31, 2021 (our “Annual Report”), filed with the SEC on March 31, 2022.
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 13, 2022.
●	Our Current Reports on Form 8-K, filed with the SEC on January 28, 2022, February 9, 2022, and April 25, 2022; and
●	The description of our common stock contained in the Registration Statement on Form 8-A, filed with the SEC on November 1, 2021.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein)) after the date of this prospectus and prior to the completion of the offering of all securities covered by this prospectus and any applicable prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Blue Star Foods Corp.

3000 NW 109th Avenue

Miami, Florida 33172

(305) 836-6858

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. The selling stockholder is not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

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